Exhibit 99.3

 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial statements are based on the historical financial statements of PEDEVCO Corp. (formerly Blast Energy Services, Inc.)(“Blast” or the “Company”) and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”) after giving effect to the agreement for our merger with PEDCO, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet as of March 31, 2012, is presented as if the merger with PEDCO had occurred on March 31, 2012.  The unaudited pro forma combined statements of operations for the three months ended March 31, 2012, are presented as if the merger had occurred on January 1, 2012, and on the audited pro forma combined statements of operations for the year ended December 31, 2011, are presented as if the date of the merger had occurred on January 1, 2011, with recurring merger-related adjustments reflected in each of the periods.

Determination of the purchase price and allocations of the purchase price used in the unaudited pro forma combined financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the net tangible assets and intangible assets. Any change could result in material variances between our future financial results and the amounts presented in these unaudited combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and other information pertaining to Blast and PEDCO contained in this report and/or in Blast’s filings with the SEC.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Balance Sheets
(Unaudited)

		Pacific Energy
	Blast Energy	Development			Pro forma
	Services, Inc.	Corporation		Pro forma	Consolidated
	03/31/12	03/31/12		Adjustments	03/31/12
Assets

Current assets:
Cash	$3,097	$250,884			$253,981
Accounts receivable, net	20,742	58,292			79,034
Deferred costs	-	309,635			309,635
Prepaid expenses and other current assets	68,655	20,170			88,825
Total current assets	92,494	638,981			731,475

Oil and gas properties
Proved oil and gas properties	699,851	3,750,000			4,449,851
Unproven oil and gas properties	696,178	1,729,989			2,426,167
Equity method investment	-	560,882			560,882
Total oil and gas properties	1,396,029	6,040,871			7,436,900

Other investment	-	4,100			4,100

Equipment, net	381,421	-			381,421

Goodwill	-	-	(1)	2,091,000	2,091,000

Total assets	$1,869,944	$6,683,952		2,091,000	$10,644,896

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$82,437	$74,513			$156,950
Accrued expenses	672,197	2,756,009			3,428,206
Accrued expenses – related parties	396,413	-	(6)	(344,997)	51,416
Note payable – related parties	106,150	-			106,150
Notes payable – other	1,561,589	-			1,561,589
Total current liabilities	2,818,786	2,830,522			5,304,311

Long-term liabilities:
Notes payable – related party	1,120,000	-	(6)	(1,120,000)	-
Asset retirement obligations	41,712	-			41,712
Total liabilities	3,980,498	2,830,522			5,346,023

Stockholders’ equity:
Series A Preferred Stock, $.001 par value, 20,000,000 shares
authorized, 6,000,000 shares issued and outstanding	6,000	-	(2)	(6,000)	14,714
			(5)	14,714
Series A Preferred Stock, $.001 par value, 100,000,000 shares
authorized, 11,222,874 shares issued and outstanding	-	11,224	(5)	(11,224)	-
Series B Preferred Stock, $.001 par value, 1 share authorized
1 and 0 share issued and outstanding, respectively	-	-	(2)	-	-
Common Stock, $.001 par value, 180,000,000 shares authorized;
71,425,905 shares and 19,202,580 shares issued and outstanding, respectively	71,426	-	(2)	6,000	19,263
			(3)	(76,734)
			(4)	17,917
			(6)	654
Common stock, $0.001 par value, 200,000,000 shares authorized;
15,502,261 shares issued and outstanding	-	15,503	(4)	(15,503)	-
Subscription receivable	-	(69,667)	(4)	69,667	-
Additional paid-in capital	76,389,124	5,056,697	(1)	2,091,000	6,790,858
			(3)	76,734
			(4)	(78,283,550)
			(5)	(3,490)
			(6)	1,464,343
Accumulated deficit	(78,577,104)	(1,160,327)	(4)	78,211,469	(1,525,962)
Total stockholders’ equity	(2,110,554)	3,853,430			5,298,873

Total liabilities and stockholders’ equity	$1,869,944	$6,683,952		$2,091,000	$10,644,896

Pro Forma Footnotes:
(1) To record goodwill for the difference between the fair value of consideration transferred and the fair value of assets acquired and liabilities assumed (which valuation and allocation is not final, is not based on any valuation and is subject to change).
(2) To convert all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis.
(3) To adjust common stock par value and the additional paid-in capital to reflect one-for-one hundred and twelve (1:112) reverse stock split.
(4) To record the issuance of 17,917,261 shares of the Company's common stock to existing holders of common stock of PEDCO.
(5) To record the issuance of 14,713,645 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.
(6) To record the conversion of $1.465 million of Blast related party secured debt into common stock of PEDCO.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Statements of Operations
(Unaudited)

		Pacific Energy
	Blast Energy	Development			Pro forma
	Services, Inc.	Corporation			Consolidated
	for Quarter	for Quarter			for Quarter
	Ended	Ended		Pro forma	Ended
	3/31/2012	3/31/2012		Adjustments	3/31/2012

Revenues:	$118,214	$-			$118,214
					-
Cost of revenues
Services	-	-			-
Lease operating costs	67,353	-			67,353
Total cost of revenues	67,353	-			67,353

Operating expenses
Selling, general and administrative expense	190,981	438,746			629,727
Depreciation, depletion and amortization	36,124	-			36,124
Total operating expenses	227,105	438,746			665,851

Operating loss	(176,244)	(438,746)			(614,990)

Other income (expense):
Interest expense	(189,391)	-			(189,391)
Equity in loss of equity method investment	-	(27,571)			(27,571)
Other income (expense)	-	-
Total other expense	(189,391)	(27,571)			(216,962)
					-
Loss from continuing operations	(365,635)	(466,317)			(831,952)
Net Loss	(365,635)	(466,317)			(831,952)

Preferred dividends	(59,836)	-			(59,836)
Net loss attributable to common shareholders	$(425,471)	$(466,317)			$(891,788)

Net loss per common share - Basic :
Continuing operations	$(0.01)				$(0.05)

Net loss per common share - Diluted :
Continuing operations	$(0.01)				$(0.05)

Weighted average common shares outstanding - basic and diluted	71,425,905		(1)(2)	(52,163,325)	19,262,580

Pro forma footnotes:

(1) The weighted average common shares outstanding - basic and diluted is adjusted to reflect the following:
       - The conversion of all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis;
       - The one-for-one hundred and twelve (1:112) reverse stock split;
       - The issuance of 17,917,261 shares of the Company's common stock to existing holders of common stock of PEDCO; and
       - The conversion of $1.465 million of Blast related party secured debt converted into common stock of PEDCO.

(2) The weighted average common shares outstanding do not include the following potentially dilutive securities:
- The grant of warrants to purchase 1,120,000 of the Company's common stock to existing warrant holders of PEDCO;
- The grant of options to purchase 4,235,000 of the Company's common stock to existing option holders of PEDCO; and
- The issuance of 14,713,645 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.

PEDEVCO CORP.
(formerly Blast Energy Services, Inc.)
Pro forma Consolidated Statements of Operations
(Unaudited)

		Pacific Energy
	Blast Energy	Development		Pro forma
	Services, Inc.	Corporation		Consolidated
	for Year	for Year		for Year
	Ended	Ended	Pro forma	Ended
	12/31/2011	12/31/2011	Adjustments	12/31/2011

Revenues:	$446,526	$-		$446,526
				-
Cost of revenues
Services	8,069	-		8,069
Lease operating costs	270,746	-		270,746
Total cost of revenues	278,815	-		278,815

Operating expenses				-
Selling, general and administrative expense	1,469,061	648,125		2,117,186
Depreciation, depletion and amortization	147,591	-		147,591
Impairment loss	1,640,489	-		1,640,489
Total operating expenses	3,257,141	648,125		3,905,266

Operating loss	(3,089,430)	(648,125)		(3,737,555)

Other income (expense):
Interest expense	(1,057,331)	(12,912)		(1,070,243)
Equity in loss of equity method investment	-	(25,875)		(25,875)
Other income (expense)	1,407	(7,098)		(5,691)
Total other expense	(1,055,924)	(45,885)		(1,101,809)
				-
Loss from continuing operations	(4,145,354)	(694,010)		(4,839,364)
Loss from discontinued operations	(3,686)	-		(3,686)
Net Loss	(4,149,040)	(694,010)		(4,843,050)

Preferred dividends	(240,000)	-		(240,000)
Net loss attributable to common shareholders	$(4,389,040)	$(694,010)		$(5,083,050)

Net loss per common share - Basic :
Continuing operations	$(0.06)			$(0.26)
Discontinued operations	(0.00)			-
Total	$(0.06)			$(0.26)

Net loss per common share - Diluted :
Continuing operations	$(0.06)			$(0.26)
Discontinued operations	(0.00)			-
Total	$(0.06)			$(0.26)

Weighted average common shares outstanding - basic and diluted	71,059,786	(1)	(51,777,195)	19,282,591

Pro forma footnotes:

(1) The weighted average common shares outstanding - basic and diluted is adjusted to reflect the following:
- The conversion of all outstanding Series A and Series B preferred stock into shares of the Company's common stock on a one-for-one basis;
- The one-for-one hundred and twelve (1:112) reverse stock split;
- The issuance of 17,917,261 shares of the Company's common stock to existing holders of common stock of PEDCO;
- The issuance of 14,713,645 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO; and
- The conversion of $1.465 million of Blast related party secured debt into common stock of PEDCO.

(2) The weighted average common shares outstanding do not include the following potentially dilutive securities:
- The grant of warrants to purchase 1,120,000 of the Company's common stock to existing warrant holders of PEDCO;
- The grant of options to purchase 4,235,000 of the Company's common stock to existing option holders of PEDCO; and
- The issuance of 14,713,645 shares of the Company's Series A preferred stock to existing holders of Series A preferred stock of PEDCO.